Exhibit 99.1

Globus Medical Announces the Acquisition of Alphatec’s
International Business

AUDUBON, PA, July 26, 2016: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal implant manufacturer, today announced that it has entered into an agreement to acquire the international operations and distribution channels of Alphatec Holdings, Inc., a publicly traded medical devices company (Nasdaq: ATEC) for $80.0 million in cash, subject to certain closing adjustments. Globus Medical also agreed to extend a 5-year senior secured credit facility of up to $30.0 million to Alphatec to support their working capital needs. The parties expect the closing of the acquisition to occur by October 2016 following satisfaction of the applicable closing conditions.

As a result of the acquisition, Globus Medical will assume Alphatec’s existing international direct and distributor sales channels, which generated sales of approximately $71 million in 2015 and $15.6 million in the first quarter of 2016. Globus Medical intends to offer its own products through these sales channels, but during the transition, Globus Medical will continue to sell Alphatec products. The timing of the transition in each country will depend upon regulatory requirements and contractual or tender commitments. The transaction includes a supply agreement through which Alphatec will supply its products to Globus Medical for up to five years.

David Paul, Chairman and CEO said, “Strategically, this acquisition gives us immediate access to Japan and increased presence and penetration in other key geographies, and significant scale, roughly doubling our international sales. In addition, we will be acquiring a talent pool of international sales professionals as well as an extensive network of international distributors. We expect the impact to be marginally accretive in 2017 as we work through our transition and integration plans and to provide up to 8 cents per share in incremental non-GAAP diluted earnings per share (EPS) in 2018 and beyond.”

For the fourth quarter of 2016, Globus Medical expects this acquisition to add roughly $10 million of additional sales and to be earnings neutral, excluding acquisition related costs, adjusted for tax, which are expected to be roughly $0.02 per share. Globus Medical anticipates incurring significant expenses associated with integrating and optimizing this business in 2017. For 2017, Globus Medical expects the acquisition to add roughly $40 million of sales and contribute non-GAAP EPS of approximately $0.03-$0.05.

Globus Medical will discuss this transaction during its previously announced quarterly earnings conference call scheduled to be held today at 5:30 p.m. ET.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Diluted Earnings Per Share represents diluted earnings per share excluding the provision for litigation, acquisition related items, and adjusted for the tax effects of such adjustments. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Acquisition related items represents the change in fair value of business acquisition related contingent consideration; costs related to integrating recently acquired businesses including but not limited to costs to exit or convert contractual obligations, severance, and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.

We believe this non-GAAP measure is a useful indicator of our operating performance, and particularly as an additional measure of comparative operating performance from period to period as it removes the effects of litigation and acquisition related items, which we believe are not reflective of underlying business trends.

Non-GAAP Diluted Earnings Per Share is not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definition of non-GAAP Diluted Earnings Per Share may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus Medical products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com